TIMKEN

Timken Reports Third-Quarter Results

•	Generated adjusted earnings of $0.55 per diluted share

•	Delivered strong free cash flow of $119 million

•	Repurchased 1.55 million shares during the quarter

•	Closed on acquisition of industrial belts business

•	Revises full-year adjusted EPS guidance range to $2.05 to $2.10

NORTH CANTON, Ohio: Oct. 28, 2015 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, today reported sales of $707.4 million for the third quarter of 2015, down 10 percent from a year ago. Currency accounted for half of the decrease. The remaining decline was primarily due to continued softening across industrial end markets, partially offset by the benefit of acquisitions.

Net income from continuing operations was $63.4 million or $0.75 per diluted share for the quarter, versus a loss of $10.9 million or $0.12 per share a year ago. The third quarter of 2014 included a $118 million pre-tax charge related to the restructuring of the company’s aerospace business.

Adjusted net income from continuing operations (see table) was $46.7 million or $0.55 per diluted share. This compares with $70.0 million or $0.77 per diluted share for the same period in 2014. The year-over-year change in adjusted net income reflects the impact of negative currency, lower volume and unfavorable price/mix, partially offset by favorable material, operating and SG&A costs, and a lower tax rate. Earnings per share benefited from the company’s share buyback program, with 1.55 million shares repurchased in the third quarter, bringing the year-to-date total to 5.9 million shares. Free cash flow (net cash from operations minus capital expenditures) for the quarter was $119 million.

“Given the market environment, we performed well in the quarter. We generated strong cash flow, closed on an acquisition, purchased over 1.5 million shares and made progress on both our outgrowth and cost-reduction initiatives,” Timken President and CEO Richard G. Kyle reported. “We continue to experience downward pressure in several of our end markets, including agriculture, metals, mining, oil and gas, and broadly across the industrial distribution channel.

“End markets have declined more than expected and the timing of a recovery remains uncertain,” Kyle added. “As a result, we are accelerating our cost-reduction actions to return operating margins to our targeted ranges. Although many of our end markets are in cyclical downturns, the diversity of our markets serves us well and we expect them to continue to present attractive long-term profitable growth opportunities for Timken.”

Adjusted Net Income and Diluted Earnings Per Share (EPS) from Continuing Operations

	2015 - 3Q		2014 - 3Q
	($ in Mils.)	EPS	($ in Mils.)	EPS
Net Income (Loss) from Continuing Operations	$ 63.4	$0.75	$(10.9)	$(0.12)
Adjustments:
Pension settlement charges	$ 3.6	$0.04	$ --	$ --
Impairment and restructuring charges	4.8	0.06	119.5	1.33
Acquisition-related one-time charges	1.9	0.02	--	--
Benefit from income taxes	(27.0)	(0.32)	(38.6)	(0.44)
Total adjustments	(16.7)	(0.20)	80.9	0.89
Net Income, after adjustments	$ 46.7	$ 0.55	$ 70.0	$ 0.77

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Among recent developments, the company:

•
Completed an acquisition to expand its portfolio of power transmission products, adding belts used in industrial, commercial and consumer applications and sold under well-recognized brands that include Carlisle, Ultimax and Panther;

•	Sold Timken Alcor Aerospace Technologies, Inc., located in Mesa, Ariz., for approximately $45 million;

•	Broke ground on a $20 million expansion of the company’s Jamshedpur bearing manufacturing facility in India to serve the demands of local and international Mobile Industries markets;

•	Opened a motor and gearbox repair facility in Pasco, Wash., adding new capabilities to repair large electric motors, wind turbine generators and industrial gearboxes;

•	Received a $46 million multi-year contract from the U.S. Defense Department for the overhaul of Apache helicopter transmissions; and

•	Repurchased 1.55 million shares in the third quarter for an aggregate of $50.7 million.

Third-Quarter Segment Results
Mobile Industries reported third-quarter sales of $396.4 million, down approximately 7 percent from the same period a year ago. Excluding negative currency of 6 percent, sales were down 1 percent, driven largely by lower off-highway and aerospace demand, partially offset by growth in automotive and rail and the benefit of acquisitions.

Earnings before interest and taxes (EBIT) for the third quarter were $43 million or 10.8 percent of sales, compared with a prior-year loss of $63.4 million or 14.8 percent of sales. The third quarter of 2014 included a $118 million charge related to the restructuring of our aerospace business. Adjusted EBIT was $46.1 million or 11.6 percent of sales, compared with $56.5 million or 13.2 percent of sales in the third quarter last year. The difference in year-over-year earnings was driven by the impact of lower volume, unfavorable price/mix and currency, partially offset by favorable material and operating costs and lower SG&A expenses.

Process Industries sales of $311.0 million for the third quarter were down 14 percent from the prior year. Excluding currency of 5 percent, sales were down 9 percent, driven by weaker demand in heavy industries and the industrial aftermarket, partially offset by the benefit of acquisitions.

EBIT for the quarter was $43.1 million or 13.9 percent of sales, compared with prior-year EBIT of $74.4 million or 20.6 percent of sales. Adjusted EBIT was $45.4 million or 14.6 percent of sales, compared with $74.0 million or 20.5 percent of sales in the third quarter last year. The decrease in earnings was driven by the impact of lower volume, unfavorable price/mix and currency, partially offset by favorable material and operating costs and lower SG&A expenses.

2015 Outlook
The company revised its full-year outlook to reflect year-to-date results and expected continued softening in many of its industrial end markets. The company now expects year-over-year revenue to be down approximately 8 percent, which includes 5 percent from currency. The segment outlook for full-year 2015 is now as follows:

•
Mobile Industries' sales expected to be down approximately 8 percent. Without the impact of currency, sales are expected to be down approximately 3 percent reflecting lower shipments in off-highway and aerospace, partially offset by organic growth in automotive and rail, and the benefit of acquisitions.

•
Process Industries' sales expected to be down approximately 8 percent. Excluding currency, sales are expected to be down approximately 3 percent, as growth in wind energy and military marine and the benefit of acquisitions are more than offset by weaker demand in heavy industries and the industrial aftermarket.

Timken now expects 2015 earnings per diluted share to range from $0.65 to $0.70 on a GAAP basis. Excluding unusual items, adjusted earnings per diluted share are expected to range from $2.05 to $2.10.

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TIMKEN

Conference Call Information
Timken will host a conference call today at 9:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:    Wednesday, October 28, 2015
9:00 a.m. Eastern Time
Live Dial-In: 888-740-6143 or 913-312-1448
(Call in 10 minutes prior to be included.)
Conference ID: Timken Earnings Call
Live Webcast:    www.timken.com/investors

Conference Call Replay:    Replay Dial-In available through November 11, 2015:
888-203-1112 or 719-457-0820
Replay Passcode: 9912233

About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, transmissions, gearboxes, chain and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company's growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives® and InterlubeTM. Known for its quality products and collaborative technical sales model, Timken posted $3.1 billion in sales in 2014. With 14,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion.

Certain statements in this release (including statements regarding the company's forecasts, estimates and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2015; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of the company's last-in, first-out accounting; weakness in global or regional economic conditions and financial markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company’s pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; and the company’s ability to complete and achieve the benefits of announced plans, programs, initiatives and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2014, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Contact: Clark Harvey	Investor Contact: Shelly Chadwick
Manager - Communications	Vice President - Treasury & Investor Relations
Telephone: (234) 262-3514	Telephone: (234) 262-3223
mediarelations@timken.com	shelly.chadwick@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net sales	$707.4	$788.0	$2,157.9	$2,314.0
Cost of products sold	512.0	562.5	1,554.9	1,636.8
Gross Profit	195.4	225.5	603.0	677.2
Selling, general & administrative expenses (SG&A)	120.7	132.2	375.3	410.8
Impairment and restructuring charges	4.4	99.4	12.0	108.0
Pension settlement charges	3.6	—	223.2	0.7
Operating Income (Loss)	66.7	(6.1)	(7.5)	157.7
Other (expense) income, net	(0.8)	1.8	(1.1)	20.7
Earnings (Loss) Before Interest and Taxes (EBIT)(1)	65.9	(4.3)	(8.6)	178.4
Interest expense, net	(8.0)	(8.1)	(23.0)	(17.3)
Income (Loss) From Continuing Operations Before Income Taxes	57.9	(12.4)	(31.6)	161.1
Provision (benefit) for income taxes	(6.6)	(2.2)	1.0	53.4
Income (Loss) From Continuing Operations	64.5	(10.2)	(32.6)	107.7
Income (loss) from discontinued operations, net of income taxes(2)	—	(11.0)	—	18.7
Net Income (Loss)	64.5	(21.2)	(32.6)	126.4
Less: Net Income Attributable to Noncontrolling Interest	1.1	0.7	2.5	2.1
Net Income (Loss) Attributable to The Timken Company	$63.4	$(21.9)	$(35.1)	$124.3

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share - Continuing Operations	$0.76	$(0.12)	$(0.41)	$1.16
Basic Earnings (Loss) per share - Discontinued Operations	—	(0.12)	—	0.21
Basic Earnings (Loss) per share	$0.76	$(0.24)	$(0.41)	$1.37

Diluted Earnings (Loss) per share - Continuing Operations	$0.75	$(0.12)	$(0.41)	$1.15
Diluted Earnings (Loss) per share - Discontinued Operations	—	(0.12)	—	0.20
Diluted Earnings (Loss) per share	$0.75	$(0.24)	$(0.41)	$1.35

Average Shares Outstanding	83,671,931	89,683,436	85,578,800	90,889,871
Average Shares Outstanding - assuming dilution	84,145,751	89,683,436	85,578,800	91,710,028

(1) EBIT is defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's performance.

(2) Discontinued Operations related to the spinoff of the steel business on June 30, 2014 and includes both operating results and separation costs.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2015	2014	2015	2014

Mobile Industries
Net sales to external customers	$396.4	$427.0	$1,178.0	$1,295.9
Earnings (loss) before interest and taxes (EBIT) (1)	$43.0	$(63.4)	$114.4	$43.2
EBIT Margin (1)	10.8%	(14.8)%	9.7%	3.3%

Process Industries
Net sales to external customers	$311.0	$361.0	$979.9	$1,018.1
Earnings before interest and taxes (EBIT) (1)	$43.1	$74.4	$145.0	$187.4
EBIT Margin (1)	13.9%	20.6%	14.8%	18.4%

Unallocated corporate expense	$(16.6)	$(15.3)	$(44.8)	$(52.2)
Unallocated pension settlement charges (2)	$(3.6)	$—	$(223.2)	$—

Consolidated
Net sales to external customers	$707.4	$788.0	$2,157.9	$2,314.0
Earnings (loss) before interest and taxes (EBIT) (1)	$65.9	$(4.3)	$(8.6)	$178.4
EBIT Margin (1)	9.3%	(0.5)%	(0.4)%	7.7%

(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company's performance.

(2) Unallocated pension settlement charges primarily related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first nine months of 2015.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$155.0	$278.8
Restricted cash	14.8	15.3
Accounts receivable	469.8	475.7
Inventories, net	595.4	585.5
Other current assets	143.9	126.6
Total Current Assets	1,378.9	1,481.9
Property, Plant and Equipment, net	783.1	780.5
Goodwill	327.1	259.5
Non-current pension assets	114.1	176.2
Other assets	343.4	303.3
Total Assets	$2,946.6	$3,001.4

LIABILITIES
Accounts payable	$176.0	$143.9
Short-term debt, including current portion of long-term debt	98.7	8.0
Income taxes	75.0	80.2
Accrued expenses	255.9	301.7
Total Current Liabilities	605.6	533.8

Long-term debt	625.9	522.1
Accrued pension cost	158.8	165.9
Accrued postretirement benefits cost	130.1	141.8
Other non-current liabilities	74.6	48.7
Total Liabilities	1,595.0	1,412.3

EQUITY
The Timken Company shareholders' equity	1,334.3	1,576.2
Noncontrolling Interest	17.3	12.9
Total Equity	1,351.6	1,589.1
Total Liabilities and Equity	$2,946.6	$3,001.4

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2015	2014	2015	2014
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$63.4	$(21.9)	$(35.1)	$124.3
Net income from discontinued operations	—	11.0	—	(18.7)
Net income attributable to noncontrolling interest	1.1	0.7	2.5	2.1
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	32.2	34.1	97.8	103.4
Impairment charges	—	98.0	3.3	98.8
Loss (gain) on sale of assets	0.4	1.3	2.1	(20.9)
Pension and other postretirement expense	13.5	7.6	251.5	22.5
Pension and other postretirement benefit contributions and payments	(6.6)	(6.6)	(23.5)	(47.6)
Changes in operating assets and liabilities:
Accounts receivable	20.8	(13.3)	(1.9)	(52.6)
Inventories	9.9	(12.3)	7.1	(52.1)
Accounts payable	(1.9)	10.4	27.0	47.3
Accrued expenses	(1.3)	(10.9)	(56.0)	(7.4)
Income taxes	(13.1)	(11.4)	(57.6)	(47.6)
Other, net	22.4	3.6	29.1	21.3
Net Cash Provided by Operating Activities - Continuing Operations	$140.8	$90.3	$246.3	$172.8
Net Cash (Used) Provided by Operating Activities - Discontinued Operations	—	(11.0)	—	22.6
Net Cash Provided by Operating Activities	$140.8	$79.3	$246.3	$195.4
INVESTING ACTIVITIES
Capital expenditures	$(21.6)	$(38.6)	$(65.1)	$(87.1)
Acquisitions	(213.6)	—	(213.6)	(12.0)
Other	(0.3)	1.2	9.9	19.0
Net Cash Used by Investing Activities - Continuing Operations	$(235.5)	$(37.4)	$(268.8)	$(80.1)
Net Cash Used by Investing Activities - Discontinued Operations	—	—	—	(77.0)
Net Cash Used by Investing Activities	$(235.5)	$(37.4)	$(268.8)	$(157.1)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(21.7)	$(22.5)	$(65.7)	$(68.2)
Purchase of treasury shares	(50.7)	(115.2)	(227.9)	(266.5)
Net proceeds (payments) from credit facilities	1.6	(54.9)	76.4	(9.5)
Net proceeds from long-term debt	85.0	95.8	119.6	95.6
Distribution of TimkenSteel	—	(3.0)	—	(46.5)
Other	3.9	11.3	7.4	20.0
Net Cash Provided (Used) by Financing Activities - Continuing Operations	$18.1	$(88.5)	$(90.2)	$(275.1)
Net Cash Provided by Financing Activities - Discontinued Operations	—	—	—	100.0
Net Cash Provided (Used) by Financing Activities	$18.1	$(88.5)	$(90.2)	$(175.1)
Effect of exchange rate changes on cash	(5.2)	(10.0)	(11.1)	(9.6)
Decrease in Cash and Cash Equivalents	$(81.8)	$(56.6)	$(123.8)	$(146.4)
Cash and cash equivalents at beginning of period	236.8	294.8	278.8	384.6
Cash and Cash Equivalents at End of Period	$155.0	$238.2	$155.0	$238.2

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Reconciliations of Adjusted Net Income from Continuing Operations to GAAP Income (Loss) from Continuing Operations and Adjusted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's performance. Management believes that adjusted net income from continuing operations and diluted earnings (loss) per share, adjusted to remove: (a) pension settlement charges; (b) impairment and restructuring charges; (c) gain on sale of real estate in Brazil; (d) acquisition related charges; and (e) benefit from income taxes are representative of the Company's performance and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	EPS	2014	EPS	2015	EPS	2014	EPS
Income (Loss) from Continuing Operations	$64.5		$(10.2)		$(32.6)		$107.7
Less: Net Income Attributable to Noncontrolling Interest	1.1		0.7		2.5		2.1
Net Income (Loss) from Continuing Operations attributable to The Timken Company	$63.4	$0.75	$(10.9)	$(0.12)	$(35.1)	$(0.41)	$105.6	$1.15

Adjustments:
Pension settlement charges (1)	$3.6	$0.04	$—	$—	$223.2	$2.59	$0.7	$0.01
Impairment and restructuring charges (2)	4.8	0.06	119.5	1.33	13.1	0.15	129.9	1.42
Gain on sale of real estate in Brazil (3)	—	—	—	—	—	—	(22.6)	(0.25)
Acquisition related charges (4)	1.9	0.02	—	—	1.9	0.02	—	—
Benefit from income taxes (5)	(27.0)	(0.32)	(38.6)	(0.44)	(63.0)	(0.73)	(38.1)	(0.42)
Total Adjustments:	(16.7)	(0.20)	80.9	0.89	175.2	2.03	69.9	0.76
Adjusted Net Income from Continuing Operations	$46.7	$0.55	$70.0	$0.77	$140.1	$1.62	$175.5	$1.91

(1) Pension settlement charges primarily related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first nine months of 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(4) Acquisition related charges related to the acquisition of the Carlstar Belts Business.

(5) Benefit from income taxes includes the tax impact on pre-tax special items, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance. Management believes consolidated earnings (loss) before interest and taxes (EBIT) is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that EBIT and EBIT margin, after adjustments, are representative of the Company's core operations and therefore useful to investors.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2015	Percentage to Net Sales	2014	Percentage to Net Sales	2015	Percentage to Net Sales	2014	Percentage to Net Sales
Net Income (Loss)	$64.5	9.1%	$(21.2)	(2.7)%	$(32.6)	(1.5)%	$126.4	5.5%

Income From Discontinued Operations, net of income taxes	—	—%	11.0	1.4%	—	—%	(18.7)	(0.8)%
Provision (benefit) for income taxes	(6.6)	(0.9)%	(2.2)	(0.3)%	1.0	—%	53.4	2.3%
Interest expense	8.6	1.2%	9.1	1.2%	25.0	1.2%	20.4	0.9%
Interest income	(0.6)	(0.1)%	(1.0)	(0.1)%	(2.0)	(0.1)%	(3.1)	(0.2)%
Consolidated earnings (loss) before interest and taxes (EBIT)	$65.9	9.3%	$(4.3)	(0.5)%	$(8.6)	(0.4)%	$178.4	7.7%

Adjustments:
Pension settlement charges (1)	$3.6	0.5%	$—	—%	$223.2	10.3%	$0.7	—%
Impairment and restructuring charges(2)	4.8	0.7%	119.5	15.1%	13.1	0.6%	129.9	5.6%
Gain on sale of real estate in Brazil (3)	—	—%	—	—%	—	—%	(22.6)	(0.9)%
Acquisition related charges(4)	1.9	0.3%	—	—%	1.9	0.1%	—	—%
Total Adjustments	10.3	1.5%	119.5	15.1%	238.2	11.0%	108.0	4.7%
Consolidated earnings before interest and taxes (EBIT), after adjustments	$76.2	10.8%	$115.2	14.6%	$229.6	10.6%	$286.4	12.4%

(1) Pension settlement charges primarily related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during the first nine months of 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(4) Acquisition related charges related to the acquisition of the Carlstar Belts Business.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance. Management believes that segment EBIT and EBIT margin, after adjustments, are representative of the segment's core operations and therefore useful to investors.

Mobile Industries
(Dollars in millions)	Three Months Ended September 30, 2015	Percentage to Net Sales	Three Months Ended September 30, 2014	Percentage to Net Sales	Nine Months Ended September 30, 2015	Percentage to Net Sales	Nine Months Ended September 30, 2014	Percentage to Net Sales
Earnings (loss) before interest and taxes (EBIT)	$43.0	10.8%	$(63.4)	(14.8)%	$114.4	9.7%	$43.2	3.3%

Pension settlement charges (1)	—	—%	—	—%	—	—%	0.7	0.1%
Impairment and restructuring charges (2)	2.4	0.6%	119.9	28.0%	4.4	0.4%	127.2	9.8%
Gain on sale of real estate in Brazil (3)	—	—%	—	—%	—	—%	(22.6)	(1.7)%
Acquisition related charges (4)	0.7	0.2%	—	—%	0.7	—%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$46.1	11.6%	$56.5	13.2%	$119.5	10.1%	$148.5	11.5%

Process Industries
(Dollars in millions)	Three Months Ended September 30, 2015	Percentage to Net Sales	Three Months Ended September 30, 2014	Percentage to Net Sales	Nine Months Ended September 30, 2015	Percentage to Net Sales	Nine Months Ended September 30, 2014	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$43.1	13.9%	$74.4	20.6%	$145.0	14.8%	$187.4	18.4%

Impairment and restructuring charges(2)	1.8	0.6%	(0.4)	(0.1)%	8.2	0.8%	2.5	0.2%
Acquisition related charges (4)	0.5	0.1%	—	—%	0.5	0.1%	—	—%
Earnings before interest and taxes (EBIT), after adjustments	$45.4	14.6%	$74.0	20.5%	$153.7	15.7%	$189.9	18.6%

(1) Pension settlement charges related to the settlement of certain pension obligations in Canada.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants, and severance related to cost reduction initiatives.

(3) Gain on the sale of real estate related to the sale of the former manufacturing facility in Sao Paulo, Brazil.

(4) Acquisition related charges related to the acquisition of the Carlstar Belts Business.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital:
(Unaudited)
This reconciliation is provided as additional relevant information about the Company's financial position. Capital, used for the ratio of total debt to capital, is defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt is an important measure of the Company's financial position, due to the amount of cash and cash equivalents.

(Dollars in millions)
			September 30, 2015	December 31, 2014
Short-term debt, including current portion of long-term debt			$98.7	$8.0
Long-term debt			625.9	522.1
Total Debt			$724.6	$530.1
Less: Cash, cash equivalents and restricted cash			(169.8)	(294.1)
Net Debt			$554.8	$236.0

Total equity			$1,351.6	$1,589.1

Ratio of Total Debt to Capital			34.9%	25.0%
Ratio of Net Debt to Capital			29.1%	12.9%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net cash provided by operating activities from continuing operations	$140.8	$90.3	$246.3	$172.8
Less: capital expenditures	(21.6)	(38.6)	(65.1)	(87.1)
Free cash flow	$119.2	$51.7	$181.2	$85.7

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2015 Outlook:
(Unaudited)
This reconciliation is provided as additional relevant information about the Company's performance. Management believes that adjusted diluted earnings per share, adjusted to remove: (a) pension settlement charges; (b) impairment and restructuring charges; (c) acquisition related charges; (d) gain on the sale of Alcor; and (e) discrete tax accrual adjustments are representative of the Company's performance and therefore useful to investors.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$0.65	$0.70

Adjustments:
Pension settlement charges (1)	1.65	1.65
Impairment and restructuring charges (2)	0.20	0.20
Acquisition related charges (3)	0.05	0.05
Gain on sale of Alcor (4)	(0.25)	(0.25)
Discrete tax accrual adjustments	(0.25)	(0.25)
Total Adjustments:	$1.40	$1.40
Forecasted full year adjusted diluted earnings per share	$2.05	$2.10

(1) Pension settlement charges primarily related to the purchase of a group annuity contract from Prudential on January 23, 2015, that requires Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump sum distributions to new retirees during 2015.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives.

(3) Acquisition related charges related to the acquisition of the Carlstar Belts Business.

(4) Gain on sale of Alcor related to the sale of former subsidiary, Timken Alcor Aerospace Technologies, Inc (Alcor).

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